UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2015
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On December 2, 2015, Cris Gaut, the Chairman and Chief Executive Officer of Forum Energy Technologies, Inc. (the “Company”), will be presenting at the Cowen Energy Conference being held on Wednesday, December 2, 2015 at approximately 9:45 a.m. Eastern Standard Time at the New York Hilton Midtown, New York, New York. The information in the presentation will include updated outlook for the fourth quarter.
A live audio webcast will be available at http://wsw.com/webcast/cowen28/fet. The replay of the presentation will be archived in the Investor Relations section of the Company’s website at http://www.f-e-t.com.
The PowerPoint slides that Mr. Gaut will present at the conference are furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
99.1	PowerPoint Presentation, December 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2015	FORUM ENERGY TECHNOLOGIES, INC.
/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description
99.1	PowerPoint Presentation, December 2, 2015.